Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Ordinary shares, par value NIS 0.25, of ReWalk Robotics Ltd. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.
February 13, 2023
LIND GLOBAL MACRO FUND LP

By:	Lind Global Partners LLC
its General Partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL PARTNERS LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL FUND II LP

By:	Lind Global Partners II LLC
its General Partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL PARTNERS II LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

JEFF EASTON

By:	/s/ Jeff Easton